EXHIBIT 21.1

                    SUBSIDIARIES OF THE COCA-COLA COMPANY
                           AS OF DECEMBER 31, 1997
                                                                   Organized      Percentages
                                                                    Under          of Voting
                                                                    Laws of:       Power
                                                                   ---------      -----------
The Coca-Cola Company                                              Delaware
   Subsidiaries consolidated, except as noted:

   Barq's, Inc.                                                    Mississippi       100
   Bottling Investments Corporation                                Delaware          100
      ACCBC Holding Company                                        Georgia           100
   Caribbean International Sales Corporation, Inc.                 Nevada            100
   Caribbean Refrescos, Inc.                                       Delaware          100
      CRI Financial Corporation, Inc.                              Delaware          100
   Carolina Coca-Cola Bottling Investments, Inc.                   Delaware          100
   Coca-Cola Financial Corporation                                 Delaware          100
   Coca-Cola Interamerican Corporation                             Delaware          100
      Montevideo Refrescos, S.A.                                   Uruguay            55.53
   Coca-Cola South Asia Holdings, Inc.                             Delaware          100
      Coca-Cola (Thailand) Limited                                 Thailand          100
   CTI Holdings, Inc.                                              Delaware          100
      55th & 5th Avenue Corporation                                New York          100
   The Coca-Cola Export Corporation                                Delaware          100
      Atlantic Industries                                          Cayman Islands    100
         Ansan Ankara Gida Mesrubat ve Meyva Sulari
          Sanayii ve Ticaret A.S.                                  Turkey             66.63
         Coca-Cola Bevande Italia S.r.l.                           Italy             100
         Maksan Manisa Mesrubat Kutulama Sanayi A.S.               Turkey             66.66
         Shanghai Shen-Mei Beverage and Food Co. Ltd.              People's Republic
          (Concentrate Division)                                    of China         100
      Barlan, Inc.                                                 Delaware          100
         Varoise de Concentres S.A.                                France            100
            Coca-Cola G.m.b.H                                      Germany           100
         Societa Imbottigliamento Bevande Roma-SIBER-S.p.A.        Italy             100
      Beverage Products, Ltd.                                      Delaware          100
      Coca-Cola Canners of Southern Africa (Pty) Limited           South Africa       51.55
      Coca-Cola de Argentina S.A.                                  Argentina         100
      Coca-Cola de Chile S.A.                                      Chile             100
      Coca-Cola Ges.m.b.H.                                         Austria           100
      Coca-Cola Industrias Ltda.                                   Brazil            100
         Recofarma Industria do Amazonas Ltda.                     Brazil            100
      Coca-Cola Ltd.                                               Canada            100
         The Minute Maid Company Canada Inc.                       Canada            100
      Coca-Cola (Japan) Company, Limited                           Japan             100
      Coca-Cola Korea Company, Limited                             Korea             100
      Coca-Cola Nigeria Limited                                    Nigeria           100
      Coca-Cola Overseas Parent Limited                            Delaware          100
         Coca-Cola Holdings (Overseas) Limited                     Delaware and      100
                                                                    Australia
      Coca-Cola Southern Africa (Pty) Limited                      South Africa      100
      Conco Limited                                                Cayman Islands    100

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
                    SUBSIDIARIES OF THE COCA-COLA COMPANY
                           AS OF DECEMBER 31, 1997


continued from page 1
                                                                   Organized      Percentages
                                                                    Under          of Voting
                                                                    Laws of:       Power
                                                                   ---------      -----------
      International Beverages                                      Ireland           100
         Coca-Cola Refreshments Moscow                             Russia            100
      Minute Maid SA                                               Switzerland       100
      Refreshment Product Services, Inc.                           Delaware          100
         Coca-Cola de Colombia, S.A.                               Colombia          100
         Coca-Cola Holdings (Nederland) B.V.                       Netherlands       100
         Coca-Cola Holdings (United Kingdom) Limited               England and       100
                                                                    Wales
      The Inmex Corporation                                        Florida           100
         Servicios Integrados de Administracion                    Mexico            100
          y Alta Gerencia, S.A. de C.V.

Other subsidiaries whose combined size is not significant:
   Eleven domestic wholly-owned subsidiaries consolidated Eighty-eight foreign wholly-owned subsidiaries consolidated Fourteen foreign majority-owned subsidiaries consolidated

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